                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                      __________________________________

                                  FORM 8-K/A
                                AMENDMENT NO. 1

             Current Report Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported)
                                April 29, 1996

                   ________________________________________

                             RADISYS  CORPORATION
            (Exact name of registrant as specified in its charter)


  State of Oregon                   0-26844                      93-0945232
  (State or other                 (Commission                  (IRS Employer
   jurisdiction of                 File No.)                Identification No.)
  incorporation of
   organization)
                            15025 S.W. Koll Parkway
                           Beaverton, Oregon  97006
                   (Address of principal executive offices)

                                (503) 646-1800
                        (Registrant's telephone number,
                             including area code)


                                   No Change
             (Former name or address, if changed since last report)
                   _________________________________________

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired

     Presented on pages 3 through 9 are (i) the Report of Ernst & Young LLP, independent auditors, and the accompanying audited statements of assets acquired of the iRMX/Multibus Operation of Intel Corporation ("Multibus") as of December 30, 1995 and December 31, 1994 and the related statements of net revenues and direct expenses for the three years in the period ended December 30, 1995 and (ii) the unaudited statements of assets acquired of Multibus as of March 30, 1996 and the related statements of net revenues and direct expenses for the three-month periods ended
     March 30, 1996 and April 1, 1995.

                             FINANCIAL STATEMENTS
                 IRMX/MULTIBUS OPERATION OF INTEL CORPORATION

                        YEARS ENDED DECEMBER 30, 1995,
                   DECEMBER 31, 1994, AND DECEMBER 25, 1993
                      WITH REPORT OF INDEPENDENT AUDITORS
                 iRMX/Multibus Operation of Intel Corporation

                             Financial Statements


                        Years ended December 30, 1995,
                   December 31, 1994, and December 25, 1993




                                   CONTENTS

Report of Ernst & Young LLP, Independent Auditors ....................... 1

Audited Financial Statements

Statements of Assets Acquired............................................ 2
Statements of Net Revenues and Direct Expenses........................... 3
Notes to Financial Statements............................................ 4

               Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Shareholders
Intel Corporation

We have audited the accompanying statements of assets acquired of the iRMX/Multibus Operation (OMO) of Intel Corporation as of December 30, 1995 and December 31, 1994, and the related statements of net revenues and direct expenses for the three years in the period ended December 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared solely to present the assets of OMO acquired by RadiSys Corporation pursuant to the purchase agreement dated April 29, 1996, and the related net revenues and direct expenses of OMO, and are not intended to be a complete presentation of the assets and liabilities or the results of operations of the iRMX/Multibus Operation of Intel Corporation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired of the iRMX/Multibus Operation of Intel Corporation at December 30, 1995 and December 31, 1994, and the net revenues and direct expenses for the three years in the period ended December 30, 1995, in conformity with generally accepted accounting principles.

                                                              Ernst & Young LLP

San Jose, California
June 14, 1996
                 iRMX/Multibus Operation of Intel Corporation

                         Statements of Assets Acquired

                                (In Thousands)



                                    DECEMBER 30,  DECEMBER 31,     MARCH 30,
                                        1995          1994            1996
                                   --------------------------------------------
                                                                  (Unaudited)
Inventory:
  Raw materials                        $3,229         $2,491         $2,417
  Work-in-process                       1,141          1,929            708
  Finished goods                        3,606          3,258          4,054
                                   --------------------------------------------
Total inventory                         7,976          7,678          7,179

Property, plant, and equipment:
  Machinery and equipment               6,673          6,572          6,673
  Accumulated depreciation              6,362          6,173          6,384
                                   --------------------------------------------
Net property, plant, and equipment        311            399            289
                                   --------------------------------------------
Assets acquired                        $8,287         $8,077         $7,468
                                   --------------------------------------------
                                   --------------------------------------------


                               See accompanying notes.

                 iRMX/Multibus Operation of Intel Corporation

                Statements of Net Revenues and Direct Expenses

                                (In Thousands)


                                                           YEARS ENDED                        THREE MONTHS ENDED
                                            DECEMBER 30,   DECEMBER 31,   DECEMBER 25,    MARCH 30,       APRIL 1,
                                                1995           1994           1993           1996           1995
                                            --------------------------------------------------------------------------
                                                                                                  (Unaudited)
Net revenues                                    $75,127        $76,937        $78,422        $14,787        $15,834

Direct expenses:
  Cost of sales                                  32,635         40,395         41,902          6,873          7,492

Operating expenses:
  Research and development                        1,206          2,128          2,272            297            304
  Selling, marketing, and administrative          2,595          3,386          4,487            522            723
                                            --------------------------------------------------------------------------
Total operating activities                        3,801          5,514          6,759            819          1,027
                                            --------------------------------------------------------------------------
Total direct expenses                            36,436         45,909         48,661          7,692          8,519
                                            --------------------------------------------------------------------------

Net revenues less direct expenses               $38,691        $31,028        $29,761         $7,095         $7,315
                                            --------------------------------------------------------------------------
                                            --------------------------------------------------------------------------

                               See accompanying notes.



1. BASIS OF PRESENTATION

Intel Corporation (Intel or the Company) has a fiscal year that ends the last Saturday in December. Fiscal years 1995 and 1993, each a 52-week year, ended on December 30 and December 25, respectively. Fiscal 1994 was a 53-week year and ended on December 31, 1994.

The iRMX/Multibus Operation (OMO) has operated as a business operation of Intel Corporation. The accompanying financial statements were prepared to present the assets of OMO acquired by RadiSys Corporation, pursuant to the purchase agreement dated April 29, 1996, and the related net revenues and direct expenses of OMO. The financial statements are not intended to be a complete presentation of the results of operations of OMO.

The OMO business consists of Multibus boards and related software which are sold into the Embedded Industrial Bus Computing marketplace. The principal markets for these products are in the U.S., Europe, Japan, and Asia Pacific.

The OMO business had no separate legal status as it was an integral part of Intel Corporation's overall operations. As a result, separate financial statements have not been maintained for the operations acquired by RadiSys Corporation.

The accompanying financial statements have been prepared from the historical accounting records of Intel Corporation and do not purport to reflect the assets and the net revenues and direct expenses that would have resulted if OMO had operated as an unaffiliated independent company. Since only certain assets are being acquired, statements of cash flows are not applicable.

Accounts denominated in foreign currencies have been remeasured into the functional currency in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation," (FAS 52) using the U.S. dollar as the functional currency. Intel records certain remeasurement adjustments at the corporate level. Accordingly, estimates have been made to reflect estimated adjustments necessary to reflect revenues derived from sales in foreign currencies in accordance with FAS 52. Intel believes that these adjustments are reasonable.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The unaudited interim financial statements are not necessarily indicative of future financial performance.

2. SIGNIFICANT ACCOUNTING POLICIES

INVENTORY

Inventory is stated at the lower of cost or market. Cost is computed on a currently adjusted standard basis which approximates actual cost on a first-in, first-out basis.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost. Depreciation is computed for financial reporting purposes principally by the use of the straight-line method over the estimated useful lives (four years) of the assets. Direct operating expenses include depreciation expense of $189,000, $473,000, and $577,000 for the years ended December 30, 1995, December 31, 1994, and December 25, 1993, respectively, and $22,000 and $47,000 for the three months ended March 30, 1996 and April 1, 1995, respectively, related to the assets acquired.

REVENUES

Net revenues per the accompanying financial statements represent billings by Intel Corporation for the products acquired by RadiSys Corporation. Although Intel maintains reserves for returns and defers revenue on sales to distributors at the consolidated level, it does not record or maintain such information at a product line level. Accordingly, adjustments have been made to reflect estimated sales returns in accordance with FAS 48. Intel believes that these estimates are reasonable.

No customer exceeded 10% of revenues in 1993 or 1994. Two significant customers accounted for 17% and 11% of revenues in 1995.

DIRECT EXPENSES

The caption "Direct Expenses" on the accompanying financial statements represents that portion of the total Direct Expenses of Intel Corporation incurred by OMO and/or allocated to OMO by Intel Corporation. OMO does not have separate and unique manufacturing, cost of sales, research and development, or selling, marketing, and administrative expenses. Intel allocates corporate services, facilities, information services, and other selling, general and administrative services, etc., based on estimated usage determined by actual headcount. There is no allocation of interest income, interest expense, or income taxes. Cost of sales is computed based on absorption of manufacturing costs using an allocation model for overhead charges and is not necessarily indicative of the costs that would have been incurred by an independent third party purchaser. These direct expenses are not necessarily indicative of the expenses that would have been incurred had OMO operated as a stand-alone business.

3. SUBSEQUENT EVENT

On April 29, 1996, the assets of OMO on the accompanying statement of assets acquired were acquired by RadiSys Corporation.

         (b)  Pro Forma Financial Information

         Presented on pages 11 through 15 are the unaudited pro forma condensed combined balance sheet as of March 31, 1996 prepared as if the Multibus acquisition occurred at that date, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 1996 and the twelve months ended December 31, 1995 as if the Multibus acquisition occurred at the beginning of the respective periods.

         The acquisition was financed by the issuance of shares of common stock ("Common Stock") of RadiSys Corporation (the "Company"), warrants to purchase additional shares of Common Stock and cash on hand using the purchase method of accounting. The unaudited pro forma financial statements reflect, among other adjustments, purchase accounting and estimated fair market value allocation of the assets acquired and the obligations assumed.

         In the opinion of management of the Company, all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structures of the transaction. These unaudited pro forma financial statements are not necessarily indicative of what actual results would have been had the Multibus acquisition occurred at the beginning of the respective periods nor do they purport to indicate the results of future operations of the Company.

         These unaudited pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial statements and notes thereto of the Company.

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            RADISYS CORPORATION AND
                 IRMX/MULTIBUS OPERATION OF INTEL CORPORATION
                                MARCH 31, 1996
                                  (Unaudited)
                                (In Thousands)



                                                 RADISYS         IRMX/        PRO FORMA               PRO FORMA
                                               CORPORATION      MULTIBUS     ADJUSTMENTS     NOTES     COMBINED
                                            ----------------------------------------------------------------------
ASSETS:
Cash and cash equivalents                      $ 20,049                                              $  20,049
Receivables                                       7,275                                                  7,275
Inventories                                       5,453       $  7,179       $  3,257          (b)      15,889
Other current assets                              1,991                           225          (c)       2,216
                                            ---------------------------------------------          ---------------
    Total current assets                         34,768          7,179          3,482                   45,429
                                            ---------------------------------------------          ---------------

Equipment                                         8,483          6,673         (4,084)         (d)      11,072
Accumulated depreciation                        (4,162)         (6,384)         6,384          (d)      (4,162)
                                            ---------------------------------------------          ---------------
    Equipment, net                                4,321            289          2,300                    6,910
                                            ---------------------------------------------          ---------------

Other assets                                        786                                                    786
                                            ---------------------------------------------          ---------------
    Total assets                               $ 39,875       $  7,468       $  5,782                 $ 53,125
                                            ---------------------------------------------          ---------------
                                            ---------------------------------------------          ---------------



LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities                            $  3,656                       $   350          (a)    $  4,006
                                            ---------------------------------------------          ---------------
Long term obligations                               826                         1,200          (a)       2,026
                                            ---------------------------------------------          ---------------

Shareholders' equity
    Common stock                                 33,633                        10,500          (a)      44,133
    Warrants for common stock                                                   1,200          (a)       1,200
    Cumulative translation adjustment               (90)                                                   (90)
    Retained earnings                             1,850                                                  1,850
                                            ---------------------------------------------          ---------------
                                                 35,393                        11,700                   47,093
                                            ---------------------------------------------          ---------------

Total liabilities and shareholders'
    equity                                     $ 39,875              -       $ 13,250                 $ 53,125
                                            ---------------------------------------------          ---------------
                                            ---------------------------------------------          ---------------

                              RADISYS CORPORATION

             NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET



NOTE 1 -   The pro forma condensed combined balance sheet has been prepared to reflect the acquisition of the iRMX/Multibus operation of Intel Corporation, as if the acquisition occurred as of the balance sheet date, for 1.3 million shares of the Company's common stock ("Common Stock") and warrants to purchase an additional 300,000 shares of Common Stock exercisable within 24 months at prices per share ranging from $13.50 to $15.00, plus an aggregate of $1.2
million in cash to be paid in 1997.   The pro forma condensed combined balance
sheet is not necessarily indicative of balances which would have resulted had the acquisitions actually occurred on the balance sheet date. Pro forma adjustments are made to reflect the following:

a. The issuance of 1.3 million shares of the Company's common stock ("Common Stock") and warrants to purchase an additional 300,000 shares of Common Stock exercisable within 24 months at prices per share ranging from $13.50 to $15.00, plus an aggregate of $1.2 million in cash to be paid in 1997. Also accrual of direct costs of acquisition estimated to be approximately $350,000.

b. Adjustment to reflect aggregate of inventory to be delivered to RadiSys Corporation in connection with the acquisition, plus adjustment of $1.3 million to state inventory balances at their assumed fair market value at acquisition.

c. Adjustment to reflect purchased in process research and development at its assumed fair market value.

d. Adjustment to state fixed asset balances at their assumed fair market value at acquisition.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            RADISYS CORPORATION AND
                  IRMX/MULTIBUS OPERATION OF INTEL CORPORATION
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (Unaudited)
                    (In thousands, except per share amounts)


                                              RADISYS         IRMX/        PRO FORMA                          PRO FORMA
                                            CORPORATION      MULTIBUS     ADJUSTMENTS            Notes         COMBINED
                                        ------------------------------------------------------------------------------------
Net revenues                               $     11,065   $     14,787                                     $      25,852
Cost of sales                                     7,398          6,873    $     4,200           (a),(b)           18,471
                                        -------------------------------------------------                -------------------
                                                  3,667          7,914         (4,200)                             7,381

Research and development                          1,130            297            700         (c),(d),(e)          2,127
Selling, marketing, and administrative            1,903            522          1,400             (d)              3,825
                                        -------------------------------------------------                -------------------
    Income from operations                          634          7,095         (6,300)                             1,429

Interest income                                     253                                                              253
                                        -------------------------------------------------                -------------------
    Income before income tax provision              887          7,095         (6,300)                              1682

Income tax provision                                337                           235             (f)                572
                                        -------------------------------------------------                -------------------
    Net income                            $         550    $     7,095  $      (6,535)                     $       1,110
                                        -------------------------------------------------                -------------------
                                        -------------------------------------------------                -------------------
Net income per share                      $        0.09                                                    $        0.14
                                        -------------------                                              -------------------
                                        -------------------                                              -------------------

Weighted average shares outstanding               6,162                         1,600             (g)              7,762
                                        -------------------                                              -------------------
                                        -------------------                                              -------------------

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            RADISYS CORPORATION AND
                  IRMX/MULTIBUS OPERATION OF INTEL CORPORATION
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                                  (Unaudited)
                    (In thousands, except per share amounts)


                                              RADISYS         IRMX/        PRO FORMA                          PRO Forma
                                            CORPORATION      MULTIBUS     Adjustments            NOTES         COMBINED
                                        ------------------------------------------------------------------------------------
Net revenues                               $     35,025      $  75,127                                      $    110,152
Cost of sales                                    22,992         32,635    $    18,200        (a),(b)              73,827
                                        -------------------------------------------------                -------------------
                                                 12,033         42,492        (18,200)                            36,325

Research and development                          3,301          1,206          5,100      (c),(d),(e)             9,607
Selling, marketing, and administrative            6,714          2,595          7,200          (d)                16,509
                                        -------------------------------------------------                -------------------
    Income from operations                        2,018         38,691        (30,500)                            10,209

Interest income                                     170                                                              170
                                        -------------------------------------------------                -------------------
    Income before income tax provision            2,188         38,691        (30,500)                            10,379

Income tax provision                                672                         2,850          (f)                 3,522
                                        -------------------------------------------------                -------------------
    Net income                             $      1,516         38,691        (33,350)                     $       6,857
                                        -------------------------------------------------                -------------------
                                        -------------------------------------------------                -------------------


Net income per share                      $       0.35                                                    $        1.15
                                        -------------------                                              -------------------
                                        -------------------                                              -------------------

Weighted average shares outstanding               4,355                         1,600          (g)                 5,955
                                        -------------------                                              -------------------
                                        -------------------                                              -------------------

                              RADISYS CORPORATION

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS



NOTE 1 -   The pro forma condensed combined statement of operations has been prepared to reflect the acquisition of the iRMX/Multibus operation of Intel Corporation, as if the acquisition occurred as of the beginning of the period presented, for 1.3 million shares of the Company's common stock ("Common Stock") and warrants to purchase an additional 300,000 shares of Common Stock exercisable within 24 months at prices per share ranging from $13.50 to $15.00,
plus an aggregate of $1.2 million in cash to be paid in 1997.   The pro forma
condensed combined statements of operations are not necessarily indicative of balances which would have resulted had the acquisition actually occurred at the beginning of the period presented. Pro forma adjustments are made to reflect the following:

a. Adjustment to reflect increased cost of goods sold from the sale of inventory balances adjusted to their assumed fair market value at acquisition.

b. Adjustment to reflect the assumed increase in costs to manufacture or purchase the iRMX/Multibus products as a stand alone entity.

c. Adjustment to reflect increased depreciation resulting from the adjustment of fixed asset balances to their assumed fair market value at acquisition.

d. Adjustment to reflect assumed research and development and selling, general and administrative expenses that would have been incurred had the iRMX/Multibus operations been a stand alone entity.

e. Adjustment to expense in process research and development recorded in purchase accounting.

f. Adjustment to reflect the estimated impact on tax expense of the acquisition.

g. The issuance of 1.3 million shares of the Company's common stock ("Common Stock") and warrants to purchase an additional 300,000 shares of Common Stock exercisable within 24 months at prices per share ranging from $13.50 to $15.00.

   (c)   Exhibits

         #*2.1 Asset Purchase Agreement between RadiSys Corporation and Intel Corporation, dated as of April 29, 1996

          #2.2 List of omitted schedules to Asset Purchase Agreement between RadiSys Corporation and Intel Corporation, dated as of April 29, 1996

          23.1    Consent of Ernst & Young LLP


#Previously filed.
*Confidential treatment of portions of this document has been requested.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 1, 1996



                         RADISYS CORPORATION


                         By: /s/Brian V. Turner
                             --------------------------------------------------
                             Brian V. Turner
                             Vice President of Finance and Administration and Chief Financial Officer
                             (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX



EXHIBIT NO.       DESCRIPTION                               SEQUENTIAL PAGE NO.
- ----------        -----------                               -------------------

 #*2.1         Asset Purchase Agreement between RadiSys
                Corporation and Intel Corporation, dated as of April 29, 1996

  #2.2         List of omitted schedules to Asset Purchase
                Agreement between RadiSys Corporation and
                Intel Corporation, dated as of April 29, 1996

  23.1         Consent of Ernst & Young LLP


#Previously filed.
*Confidential treatment of portions of this document has been requested.